EXHIBIT 99.1

Upexi Initiates Development of Artificial Intelligence (AI)

Engine to Optimize Future Advertising, Marketing and

Logistics Decisions

Clearwater, FL, May 24, 2023 (ACCESSWIRE) – Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today announced its development of an artificial intelligence (AI) engine that will analyze current purchasing, advertising, customer buying habits, times, demographics and other data collected by the Company in partnership with SME Solutions Group, Inc. (“SME”). The data analyzed by the AI Engine will be used to create real-time solutions for Upexi’s advertising and marketing spends, allowing the Company to further maximize return on these expenses.

The AI engine will analyze company data and data from various sources such as social media platforms, online shopping websites, and other sources to provide valuable insights into customer behavior patterns and preferences. This information will help Upexi make informed real-time decisions about its advertising and marketing strategies and spends.

“We are excited about this partnership with SME Solutions Group,” said Upexi CEO Allan Marshall. “We believe that this AI engine will revolutionize the way Upexi approaches advertising and marketing. By providing real-time insights into customer behavior patterns and preferences, our team will be able to make informed decisions in real-time about their advertising and marketing strategies. The impact of this advanced technology is game changing and Upexi will make the necessary investment to lead and realize all possible benefits for the future.”

“This comprehensive approach will enable Upexi to extract invaluable insights about their customers, paving the way for targeted, personalized marketing strategies,” said SME CEO Chris Moyer. “Our mission at SME is to empower companies, like Upexi, to stay ahead of the curve and make data-driven decisions that drive real results. Our team of experts is excited to work with Upexi management, ensuring a seamless integration and user adoption of the AI Engine.”

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About Upexi, Inc.:

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

About SME Solutions Group, Inc.

SME Solutions Group, Inc. brings together an exciting, comprehensive portfolio of digital transformation and data enablement services. Established in 2011, Tampa-based SME Solutions Group, Inc. has been committed to building cohesion between technology, process, and organizational goals for companies across the nation, in various industries. SME’s solutions allow companies to do more with less effort, delivering high quality analytical experiences from first engagement, right through to full data literacy. It turns data into an asset that supports businesses to learn about new opportunities, hidden threats, evolving customer expectations, and staying competitive in the cutting-edge marketplace. For more information, visit www.smesgroup.com

FORWARD LOOKING STATEMENTS:

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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